UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2004 (December 10, 2004)

QUOVADX, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddler’s Green Circle, Suite 1000, Englewood CO 80111

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 488-2019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

     On December 10, 2004, Quovadx, Inc., a Delaware corporation (the “Registrant,” “Company,” or “Quovadx”), received stockholder approval of the Company’s Amended and Restated 1997 Stock Plan (the “1997 Stock Plan”).

     On December 10, 2004, the Board of Directors of the Company (the “Board”) approved the compensation for non-employee members of the Board effective at the Company’s annual meeting of stockholders, commencing with the Company’ stockholders meeting held on December 10, 2004, the terms of which are as follows:

(1)	Upon initial election to the Board, pursuant to the existing terms of the Company’s Amended and Restated 1999 Director Option Plan (the “1999 Director Option Plan”), each non-employee director shall automatically receive an initial grant of a non-qualified option to purchase 25,000 shares of Quovadx common stock, which options shall vest at the rate of 25% on each anniversary date of the grant subject to such individual’s continued service as a director through each vesting date;

(2)	On the date of each annual stockholders meeting beginning with the December 10, 2004 meeting, each non-employee director shall be awarded (a) options to purchase 15,000 shares of Quovadx common stock, 10,000 of which shall be granted pursuant to the existing terms of the 1999 Director Option Plan, and the remaining 5,000 options shall be granted under the 1997 Stock Plan, which options shall vest 100% on the earlier of the one-year anniversary of the date of grant or the annual stockholders meeting in the next calendar year subject to such individual’s continued service as a director through such date, and (b) 15,000 shares of restricted Quovadx common stock under the 1997 Stock Plan, such shares to vest quarterly at the rate of 3,750 shares at the end of each three-month period beginning three months from the date of grant, subject to such individual’s continued service as a director through each vesting date, provided that each of the grants listed in clauses (a) and (b) above shall only be awarded to non-employee directors that have served on the Board for at least six (6) months prior to the date of such annual stockholders meeting;

(3)	Each non-employee director shall receive an annual fee of $25,000 and fees of $1,500 for each committee and board meeting attended, plus reasonable out-of-pocket expenses; and

(4)	On the date of each annual meeting of stockholders beginning with the December 10, 2004 meeting, in addition to the foregoing, the Chairman of the Board shall be awarded 5,000 shares of restricted Quovadx common stock under the 1997 Stock Plan, provided that such individual has served on the Board for at least six (6) months prior to the date of such annual stockholders meeting. The shares of restricted stock so granted shall vest quarterly at the rate of 1,250 shares at the end of each three-month beginning three months from the date of grant, subject to such individual’s continued service as a director through each vesting date.

(5)	On the date of each annual meeting of stockholders beginning with the 2005 stockholders meeting, in addition to the foregoing, each chair of each of the Board’s committees shall be awarded 2,500 shares of restricted Quovadx common stock under the 1997 Stock Plan, and each member of the audit committee shall be awarded a non-statutory option to purchase 5,000 shares of Quovadx common stock under the 1997 Stock Plan, provided that each of the foregoing grants shall only be awarded if such individual has served on the Board for at least six (6) months prior to the date of such annual stockholders meeting. The restricted stock awarded to committee chairs, and options granted to members of the audit committee shall vest quarterly at the rate of 25% at the end of each three-month period beginning three months from the date of grant, subject to such individual’s continued service as a director through each vesting date.

     Consistent with the terms of the compensation plan described above, on December 10, 2004, the Company entered into stock option agreements and restricted stock agreements with each non-employee member of the Board with respect to the awards referred to in paragraphs (2) and (4) above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOVADX, INC.
Date: December 16, 2004	/s/ Linda K. Wackwitz
Linda K. Wackwitz
Assistant Secretary